Exhibit 3

                            VFC INVESTMENT AGREEMENT



         This VFC Investment Agreement (this "Agreement"), is made as of July 15, 1997, among Veqtor Finance Company, LLC, a Delaware limited liability company ("Veqtor"), CalREIT Investors Limited Partnership, an Illinois limited partnership ("CRIL"), V2 Holdings LLC, a Delaware limited liability company ("V2"), John R. Klopp ("Klopp") and Craig M. Hatkoff ("Hatkoff"). Capitalized terms used and not otherwise defined herein have the respective meanings given such terms in Article 1 hereof.


                                   WITNESSETH


          WHEREAS, as of the date of this Agreement, CRIL and V2 each hold the same kind and number of Veqtor Units;

          WHEREAS, as of the date of this Agreement, Klopp and Hatkoff hold in the aggregate 100% of the issued and outstanding V2 Units;

          WHEREAS, the parties hereto desire to set forth herein provisions governing, among other things, the transfer of Veqtor Units and V2 Units among one another and third parties;

          NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties agree as follows:

          Article 1. Definitions. Capitalized terms used and not otherwise defined herein shall have the following meanings:

          "Affiliate" means, with respect to a specified Person, any Person that directly or indirectly controls, is controlled by, or is under common control with, the specified Person.

          "Capital Trust" means the California Real Estate Investment Trust, a business trust organized under the laws of the State of California and established under a Declaration of Trust dated September 15, 1966, as amended from time to time, and any successor thereto, whose name is intended to be changed to "Capital Trust".

          "Capital Trust Voting Common" means the class A common shares of beneficial interests, $1.00 par value, in Capital Trust.

          "Capital Trust Voting Preferred" means the Class A 9.5% Cumulative Convertible Preferred Shares of Beneficial Interests, $1.00 par value, in Capital Trust.

          "Claims" means all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, encumbrances, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise.

          "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.


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          "DOT" means the Amended and Restated Declaration of Trust of Capital
Trust, as amended or restated, from time to time.

          "Employment Agreement" means: (a) with respect to Klopp, the Employment Agreement, dated as of July 15, 1997, by and between Klopp and Capital Trust, as amended, modified, supplemented or restated from time to time; and (b) with respect to Hatkoff, the Employment Agreement, dated as of July 15, 1997, by and between Hatkoff and Capital Trust, as amended, modified, supplemented or restated from time to time.

          "Entity" means a corporation, a partnership or a limited liability company.

          "Fair Market Value" shall have the meaning ascribed to it in Section
3.5 hereof.

          "Hatkoff Family Entity" means any corporation, partnership, limited liability company or trust wholly controlled by Hatkoff and wholly owned beneficially and of record by Hatkoff and Hatkoff's wife, children, grandchildren and/or parents or a trust established for their benefit, provided such trust is wholly controlled by Hatkoff.

          "Holder" shall mean (a) each of CRIL, V2, Klopp, and Hatkoff, (b) each Permitted Transferee of CRIL, V2, Klopp, and Hatkoff, and (c) each Third Party Transferee.

          "Klopp Family Entity" means any corporation, partnership, limited liability company or trust wholly controlled by Klopp and wholly owned beneficially and of record by Klopp and Klopp's wife, children, grandchildren and/or parents or a trust established for their benefit, provided such trust is wholly controlled by Klopp.

          "Permitted Transferee" means:

          (a) with respect to the Transfer of V2 Units by Klopp, a Klopp Family Entity;

          (b) with respect to the Transfer of V2 Units by Hatkoff, a Hatkoff Family Entity;

          (c) with respect to the Transfer of Veqtor Units by V2 (or its Permitted Transferee, in the case of a subsequent Transfer subject to this paragraph (c)): (i) any Entity wholly owned beneficially and of record, and wholly controlled, by V2; or (ii) any Entity wholly owned beneficially and of record by Klopp (or a Klopp Family Entity) and Hatkoff (or a Hatkoff Family Entity) and wholly controlled by Klopp and Hatkoff, in each case in the same relative proportions with respect to ownership and control vis a vis Klopp (or a Klopp Family Entity), on the one hand, and Hatkoff (or a Hatkoff Family Entity), on the other hand, immediately after the Transfer as immediately before the Transfer; and

          (d) with respect to the Transfer of Veqtor Units by CRIL (or its Permitted Transferee, in the case of a subsequent Transfer subject to this paragraph (d)), any Affiliate of CRIL.

          "Person" means an individual, a corporation, a partnership, a limited liability company, a joint venture, an association, a joint stock company, a trust, a business trust, a government or any agency or any political subdivision, any unincorporated organization or any other entity.



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          "Third Anniversary" means the third anniversary of the date of the closing of that certain 12% Convertible Redeemable Note Purchase Agreement among Veqtor and certain institutional investors, dated as of June 16, 1997.

          "Third Party Transferee" means any Person (other than Klopp, Hatkoff, V2, CRIL and their Permitted Transferees) to whom Veqtor Units or V2 Units are Transferred pursuant to Section 4.2(b), 4.3(b) or 4.4(c) hereof.

          "Transfer" means any voluntary or involuntary, direct or indirect, transfer, sale, assignment, donation, pledge, hypothecation, issuance, grant of a security interest in or other disposition or attempted disposition of Veqtor Units or V2 Units, as the case may be, or any right or interest whatsoever therein, including, without limitation, pursuant to the laws of descent and distribution, by operation of law or otherwise, whether with or without consideration or value, and whether for cash, other securities or other property and specifically including any share for share or similar exchange.

         "V2 Units" means any and all limited liability company or other interests in V2 or any successor thereto, however designated and whether voting or nonvoting, including, without limitation, common interests and preferred interests, and whenever acquired.

          "Veqtor" means Veqtor Finance Company, LLC, a Delaware Limited Liability Company.

          "Veqtor LLC Agreement" means the Limited Liability Company Agreement of Veqtor, dated as of June 16, 1997, as amended, modified, supplemented or restated from time to time.

          "Veqtor Units" means any and all limited liability company or other interests in Veqtor or any successor thereto, however designated and whether voting or nonvoting, including, without limitation, common interests and preferred interests, and whenever acquired.

          Article 2. Buy/Sell Agreement. From and after the Third Anniversary, either CRIL or V2 (the "Initiating Party") may deliver written notice (the "Initiating Notice") to the other (the "Responding Party") to the effect that the Initiating Party is willing to sell for cash all (but not less than all) of the Veqtor Units then held by the Initiating Party to the Responding Party or purchase for cash from the Responding Party all (but not less than all) of the Veqtor Units then held by the Responding Party at the same specified price per Veqtor Unit. The Responding Party shall have one hundred fifty (150) days after receipt of the Initiating Notice to elect, by delivery of written notice to the Initiating Party, to either (i) sell for cash to the Initiating Party all (but not less than all) of the Veqtor Units then held by the Responding Party at the price per Veqtor Unit specified in the Initiating Notice or (ii) to purchase for cash from the Initiating Party all (but not less than all) of the Veqtor Units then held by the Initiating Party at the price per Veqtor Unit specified in the Initiating Notice. If the Responding Party fails to make an election in a timely manner as provided in the immediately preceding sentence, the Responding Party shall be deemed to have elected to sell for cash to the Initiating Party all (but not less than all) of the Veqtor Units then held by the Responding Party at the price per Veqtor Unit specified in the Initiating Notice. If the Responding Party elects to purchase, the closing of the purchase will take place on the date specified by the Responding Party not later than one hundred eighty (180) days after receipt of the Initiating Notice. If the Responding Party elects to sell, the closing of the sale will take place on the date specified by the Initiating Party not later than one hundred eighty (180) days after receipt of the Initiating Notice.


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          Article 3. Special Triggering Events.

          3.1 Termination Event.

          (a) Upon the termination of employment with Capital Trust of either Klopp or Hatkoff for any or no reason, including, without limitation, by reason of his death or disability, other than voluntary termination by Klopp or Hatkoff (the "Termination Event"), whomever of Klopp or Hatkoff has not been the subject of the Termination Event (the "Remaining Individual") shall have the right to purchase all (but not less than all) of the V2 Units then held by the other individual (the "Departing Individual") for cash at their Fair Market Value. In order to exercise his purchase rights, within one hundred fifty (150) days after the date of the Termination Event, the Remaining Individual shall deliver written notice concurrently to the Departing Individual (or his estate or representative) and CRIL of the Remaining Individual's election to purchase all (but not less than all) of the V2 Units then held by the Departing Individual (or his estate or representative) for cash at their Fair Market Value.

          (b) If the Remaining Individual fails to timely elect to exercise its purchase rights under Section 3.1(a) within the aforementioned one hundred fifty
(150) day period or fails to close on the purchase within one hundred eighty
(180) days after the date of the Termination Event, CRIL shall have the right to purchase from V2 fifty percent (50%) of the Veqtor Units then held by V2 for cash at their Fair Market Value, upon which purchase V2 shall distribute to the Departing Individual (or his estate or representative) an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities at the date of distribution in full redemption of the V2 Units then held by the Departing Individual (or his estate or representative). In order to exercise its purchase rights under this Section 3.1(b), within CRIL's Election Period (as hereinafter defined), CRIL shall deliver written notice to V2 of CRIL's election to purchase from V2 fifty percent (50%) of the Veqtor Units then held by V2 for cash at their Fair Market Value. As used in this Section 3.1, "CRIL's Election Period" means (x) the one hundred eighty (180) day period following the date of the Termination Event, if the Remaining Individual fails to timely make the election to purchase all (but not less than all) of the V2 Units then held by the Departing Individual (or his estate or representative) as provided in
Section 3.1(a), or (y) the two hundred ten (210) day period following the date of the Termination Event, if the Remaining Individual timely makes the election, but fails to close on the purchase of all (but not less than all) of the V2 Units then held by the Departing Individual (or his estate or representative), as provided in Section 3.1(a).

          (c) If CRIL declines or fails to timely elect to purchase from V2 fifty percent (50%) of the Veqtor Units then held by V2 for cash at their Fair Market Value as provided in Section 3.1(b): (i) Veqtor shall, as soon as practicable, but in no event later than thirty (30) days after the date of such declination or failure to timely elect to purchase, distribute to V2 fifty percent (50%) of the assets V2 would be entitled to receive from Veqtor if Veqtor were to liquidate and distribute its assets to its members on the date in question; (ii) V2's economic interest in Veqtor shall be reduced correspondingly by fifty percent (50%); and (iii) V2 shall distribute to the Departing Individual (or his estate or representative), in full redemption of the Departing Individual's interest in V2, an amount equal to the net assets received from Veqtor pursuant to subparagraph (i) above reduced by 50% of V2's aggregate liabilities at the date of distribution.

          3.2 Voluntary Termination Event.


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          (a) Upon the voluntary termination of employment (the "Voluntary
Termination Event") with Capital Trust of either Klopp or Hatkoff (the "Voluntarily Departing Individual"), CRIL shall have the right to purchase from V2 fifty percent (50%) of the Veqtor Units then held by V2 for cash at their Fair Market Value, upon which purchase V2 shall distribute to the Voluntarily Departing Individual an amount equal to the net proceeds of such sale reduced by 50% of V2's aggregate liabilities at the date of distribution in full redemption of the V2 Units then held by the Voluntarily Departing Individual. In order to exercise its purchase rights hereunder, within one hundred fifty (150) days of the date of the Voluntary Termination Event, CRIL shall deliver written notice to V2 of CRIL's election to purchase from V2 fifty percent (50%) of the Veqtor Units then held by V2 for cash at their Fair Market Value.

          (b) If CRIL fails to timely elect to exercise its purchase rights under Section 3.2(a) within the aforementioned one hundred fifty (150) day period or fails to close on the purchase within one hundred eighty (180) days after the date of the Voluntary Termination Event, whomever of Klopp or Hatkoff is not the Voluntarily Departing Individual (the "Voluntarily Remaining Member") shall have the right to purchase all (but not less than all) of the V2 Units then held by the Voluntarily Departing Individual for cash at their Fair Market Value. In order to exercise his purchase rights under this Section 3.2(b), within the Voluntarily Remaining Member's Election Period (as hereinafter defined), the Voluntarily Remaining Member shall deliver written notice concurrently to the Voluntarily Departing Individual and CRIL of the Voluntarily Remaining Member's election to purchase all (but not less than all) of the V2 Units then held by the Voluntarily Departing Individual for cash at their Fair Market Value. For purposes of this Section 3.2, "Voluntarily Remaining Member's Election Period" means (x) the one hundred eighty (180) day period following the date of the Voluntary Termination Event, if CRIL fails to timely make the election to purchase all (but not less than all) of the V2 Units then held by the Voluntarily Departing Individual as provided in Section 3.2(a), or (y) the two hundred ten (210) day period following the date of the Voluntary Termination Event, if CRIL timely makes the election, but fails to close on the purchase of all (but not less than all) of the V2 Units then held by the Voluntarily Departing Individual, as provided in Section 3.2(a).

          (c) If the Voluntarily Remaining Member declines or fails to timely elect to purchase from the Voluntarily Remaining Individual all (but not less than all) of the V2 Units then held by the Voluntarily Departing Individual for cash at their Fair Market Value as provided in Section 3.2(b): (i) Veqtor shall, as soon as practicable, but in no event later than thirty (30) days after the date of such declination or failure to timely elect to purchase by the Voluntarily Remaining Member, distribute to V2 fifty percent (50%) of the assets V2 would be entitled to receive from Veqtor if Veqtor were to liquidate and distribute its assets to its members on the date in question; (ii) V2's economic interest in Veqtor shall be reduced correspondingly by fifty percent (50%); and
(iii) V2 shall distribute to the Departing Individual (or his estate or representative), in full redemption of the Departing Individual's interest in V2, an amount equal to the net assets received from Veqtor pursuant to subparagraph (i) above reduced by 50% of V2's aggregate liabilities at the date of distribution.

          3.3 Concurrent Termination Event.

          (a) Upon the termination of employment with Capital Trust of both Klopp and Hatkoff, within any thirty (30) day period, for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of death or disability (the "Concurrent Termination Event"), CRIL shall have the right to purchase from V2 all (but not less than all) of the Veqtor Units then held by V2 for cash at their Fair Market Value. In order to exercise its purchase


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rights hereunder, within one hundred fifty (150) days after the date of the
 Concurrent Termination Event, CRIL shall deliver written notice to V2 of CRIL's election to purchase from V2 all (but not less than all) of the Veqtor Units then held by V2 for cash at their Fair Market Value.

          (b) If CRIL fails to timely elect to exercise its purchase rights under Section 3.3(a) within the aforementioned one hundred fifty (150) day period or fails to close on the purchase within one hundred eighty (180) days after the date of the Concurrent Termination Event, Veqtor shall, as soon as practicable, but in no event later than thirty (30) days after the date of such declination or failure to timely elect to purchase, distribute to V2 one hundred percent (100%) of the assets V2 would be entitled to receive from Veqtor if Veqtor were to liquidate and distribute its assets to its members on the date in question, in full redemption of one hundred percent (100%) of the Veqtor Units then held by V2.

          3.4 Final Termination Event.

          (a) Upon the termination of employment with Capital Trust of either Klopp or Hatkoff for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability, following by more than thirty (30) days the prior termination of employment with Capital Trust of the other individual for any or no reason, whether voluntary or involuntary, including, without limitation, by reason of his death or disability (the "Final Termination Event"), CRIL shall have the right to purchase from V2 all (but not less than all) of the Veqtor Units then held by V2 for cash at their Fair Market Value. In order to exercise its purchase rights hereunder, within one hundred fifty (150) days after the date of the Final Termination Event, CRIL shall deliver written notice to V2 of CRIL's election to purchase from V2 all (but not less than all) of the Veqtor Units then held by V2 for cash at their Fair Market Value.

          (b) If CRIL fails to timely elect to exercise its purchase rights under Section 3.4(a) within the aforementioned one hundred fifty (150) day period or fails to close on the purchase within one hundred eighty (180) days after the date of the Final Termination Event, Veqtor shall, as soon as practicable, but in no event later than thirty (30) days after the date of such declination or failure to timely elect to purchase, distribute to V2 one hundred percent (100%) of the assets V2 would be entitled to receive from Veqtor if Veqtor were to liquidate and distribute its assets to its members on the date in question, in full redemption of one hundred percent (100%) of the Veqtor Units then held by V2.


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          3.5 Determination of Fair Market Value.

          (a) For purposes of this Article 3, Fair Market Value of Veqtor Units or V2 Units shall be determined by mutual agreement of the seller and the buyer, or, if they fail to agree within thirty (30) days after the date that a party elects or otherwise becomes bound to purchase, then by an independent third party appraiser of national reputation jointly selected by the seller and buyer. If seller and buyer fail to agree on the selection of an appraiser within fifteen (15) days after the expiration of the thirty (30) day period referred to above, on the application of either buyer or seller, an appraiser shall be appointed by the American Arbitration Association, whose appointment shall be final and binding upon the parties, absent manifest error or fraud. The appraiser's decision shall be final and binding upon the parties, absent manifest error or fraud, and judgment may be entered on the appraiser's decision. Buyer and seller each will bear one-half of all fees and expenses of the appraiser. Buyer and seller shall each pay their own costs and expenses (including attorney's, accountant's and expert's fees) incurred by them in connection with the settlement of any dispute regarding Fair Market Value. In the event of a dispute concerning Fair Market Value, the date by which a closing must occur or payment must be made for the Veqtor Units or V2 Units in question as otherwise provided in this Article 3 shall be tolled until the dispute is resolved as provided in this Section 3.6. In determining Fair Market Value of Veqtor Units or V2 Units, seller, buyer and the appraiser shall follow the principles set forth below, in addition to any other suitable methods or approaches not in conflict with such principles. (b) The Fair Market Value of V2 Units which are the subject of a sale shall be equal to the Fair Market Value of the "Seller's Pro Rata Share" of Veqtor Units then held by V2 (determined in accordance with paragraph (c) below, as if said Veqtor Units were the subject of the sale). As used herein, "Seller's Pro Rata Share" means the percentage interest in V2 represented by the V2 Units which are the subject of the sale.

          (c) The Fair Market Value of Veqtor Units which are the subject of a sale shall be determined based on the fair market value of the assets of Veqtor (determined in accordance with paragraphs (d) and (e) below) which would be distributed in respect of such Veqtor Units if Veqtor were to liquidate and distribute its assets to its members on the date in question, without discount for minority interest or illiquidity and without markup for control premium.

          (d) The fair market value of the Capital Trust Voting Common will be equal to the average closing price of the Capital Trust Voting Common during the twenty (20) trading days commencing ten (10) trading days prior to the date of the event requiring valuation of the Capital Trust Voting Common.

          (e) The fair market value of the Capital Trust Voting Preferred will be equal to the greater of (i) the fair market value of the Capital Trust Voting Common issuable upon conversion of the Capital Trust Voting Preferred (as determined in accordance with paragraph (d) above) and (ii) the liquidation preference of the Capital Trust Voting Preferred.

          3.6 Determination of Employment Status. Notwithstanding anything to the contrary in this Agreement, the status of Klopp's or Hatkoff's employment with Capital Trust and the nature of any termination thereof as determined under, and for purposes of, the Employment Agreement, including, without limitation, whether Klopp's or Hatkoff's employment has terminated, the effective date of termination and whether the termination was voluntary, involuntary or by reason of death or disability, all as determined under, and for purposes of, the Employment Agreement, shall constitute the status of Klopp's or Hatkoff's employment with


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Capital Trust and the nature of any termination thereof for purposes of this
Article 3, including, without limitation, whether Klopp's or Hatkoff's employment has terminated, the effective date of termination and whether the termination was voluntary, involuntary or by reason of death or disability.

          Article 4. Restrictions on Transfer and Rights of First Offer.

          4.1 Restrictions on Transfer / Permitted Transferees.

          (a) Except as otherwise provided in this Agreement, no Holder shall Transfer any Veqtor Units or V2 Units, whether now owned or hereafter acquired, prior to the Third Anniversary. If any Transfer is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be void ab initio; the Holders not involved in such transfer shall have, in addition to any other legal or equitable remedies which they may have, the right to enforce the provisions of this Agreement by actions for specific performance (to the extent permitted by law); and both the Holders not involved in such purported Transfer and Veqtor shall refuse to recognize any such purported transferee of Veqtor Units as a holder of Veqtor Units for any purpose, and both the Holders not involved in such purported Transfer and V2 shall refuse to recognize any such purported transferee of V2 Units as a holder of V2 Units for any purpose.

          (b) Notwithstanding anything to the contrary in Section 4.1(a) hereof, a Holder may Transfer Veqtor Units or V2 Units to a Permitted Transferee of such Holder without complying with the provisions of Section 4.2, Section 4.3 and
Section 4.4. As a condition to the effectiveness of any Transfer of Veqtor Units or V2 Units to a Permitted Transferee, the Permitted Transferee shall execute a counterpart to this Agreement, whereupon the Permitted Transferee shall hold Veqtor Units or V2 Units, as the case may be, subject to all of the provisions of this Agreement, as if: (a) in the case of a Permitted Transferee of Klopp, Klopp were the holder of the V2 Units actually held by his Permitted Transferee;
(b) in the case of a Permitted Transferee of Hatkoff, Hatkoff were the holder of the V2 Units actually held by his Permitted Transferee; (c) in the case of a Permitted Transferee of V2, V2 were the holder of the Veqtor Units actually held by its Permitted Transferee; and (d) in the case of a Permitted Transferee of CRIL, CRIL were the holder of the Veqtor Units actually held by its Permitted Transferee. No Permitted Transferee shall make any further Transfer of Veqtor Units or V2 Units other than as permitted by this Agreement in conformance with
Section 4.1(b). Notwithstanding anything to the contrary in this Agreement: (i) all rights and benefits originally granted to Klopp, Hatkoff, V2 or CRIL under this Agreement shall remain with each of them, and shall not be assigned or transferred to their Permitted Transferees, notwithstanding any Transfer of Veqtor Units or V2 Units by them to their Permitted Transferees, as if Klopp, Hatkoff, V2 and CRIL were the holders of the Veqtor Units or V2 Units actually held by their Permitted Transferees; and (ii) no Permitted Transferee shall be entitled to satisfy any obligation or otherwise take any action or do anything under this Agreement, except through Klopp, Hatkoff, V2 or CRIL, as the case may be, as the representative for all of such party's Permitted Transferees.

          4.2 Right of First Offer on Transfer by V2.

          (a) From and after the Third Anniversary, in the event that V2 wishes to Transfer all or any portion of the Veqtor Units held by V2, V2 shall first notify CRIL in writing of the number of Veqtor Units offered for sale by V2 and the proposed price, form of consideration and other terms of sale. CRIL


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thereupon shall have the right to purchase all (but not less than all) of the offered Veqtor Units at the proposed price in the proposed form of consideration and on the other proposed terms of sale. In order to exercise its purchase rights, within one hundred fifty (150) days after receiving written notice from V2, CRIL shall deliver to V2 a written election to purchase all (but no less than all) of the offered Veqtor Units.

          (b) If CRIL does not exercise its purchase rights with respect to all (and not less than all) of the offered Veqtor Units within the aforementioned one hundred fifty (150) day period as provided in Section 4.2(a), V2 may, at any time during the one hundred eighty (180) day period commencing on the earlier of
(i) the date V2 receives written notice from CRIL that CRIL declines to exercise its purchase rights hereunder or (ii) the expiration of the aforementioned one hundred fifty (150) day period, Transfer the offered Veqtor Units to any Person at or above the price in the same form of consideration and on substantially the same other terms of sale as set forth in V2's notice of intended sale. If such Transfer is not consummated within the aforementioned one hundred eighty (180) day period by V2, the offered Veqtor Units shall again be subject to be offered for sale to CRIL under the provisions of this Section 4.2.

          4.3 Right of First Offer on Transfer by CRIL.

          (a) From and after the Third Anniversary, in the event that CRIL wishes to Transfer all or any portion of the Veqtor Units held by CRIL, CRIL shall first notify V2 in writing of the number of Veqtor Units offered for sale by CRIL and the proposed price, form of consideration and other terms of sale. V2 thereupon shall have the right to purchase all (but not less than all) of the offered Veqtor Units at the proposed price in the proposed form of consideration and on the other proposed terms of sale. In order to exercise its purchase rights, within one hundred fifty (150) days after receiving written notice from CRIL, V2 shall deliver to CRIL a written election to purchase all (but no less than all) of the offered Veqtor Units.

          (b) If V2 does not exercise its purchase rights with respect to all (and not less than all) of the offered Veqtor Units within the aforementioned one hundred fifty (150) day period as provided in Section 4.3(a), CRIL may, at any time during the one hundred eighty (180) day period commencing on the earlier of (i) the date CRIL receives written notice from V2 that V2 declines to exercise its purchase rights hereunder or (ii) the expiration of the aforementioned one hundred fifty (150) day period, Transfer the offered Veqtor Units to any Person at or above the price in the same form of consideration and on substantially the same other terms of sale as set forth in CRIL's notice of intended sale. If such Transfer is not consummated within the aforementioned one hundred eighty (180) day period by CRIL, the offered Veqtor Units shall again be subject to be offered for sale to V2 under the provisions of this Section 4.3.

          4.4 Right of First Offer on Transfer by Klopp or Hatkoff.

          (a) From and after the Third Anniversary, in the event that Klopp or Hatkoff (the "Disposing Party") wishes to Transfer all or any portion of the V2 Units then held by the Disposing Party, the Disposing Party shall first notify the other individual (the "Non Disposing Party") and CRIL at the same time in writing of the number of V2 Units offered for sale by the Disposing Party, the proposed price, form of consideration and other terms of sale. The Non Disposing Party thereupon shall have the right to purchase all (but not less than all) of the offered V2 Units at the proposed price in the proposed form of consideration and on the other


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proposed terms of sale. In order to exercise his purchase rights, within one hundred fifty (150) days after receiving written notice from the Disposing Party, the Non Disposing Party shall deliver to the Disposing Party and CRIL a written election to purchase all (but no less than all) of the offered V2 Units.

          (b) If the Non Disposing Party does not exercise his purchase rights with respect to all (and not less than all) of the offered V2 Units within the aforementioned one hundred fifty (150) day period as provided in Section 4.4(a), CRIL shall have the right to purchase all (but not less than all) of the offered V2 Units at the proposed price in the proposed form of consideration and on the other proposed terms of sale. In order to exercise its purchase rights, within one hundred twenty (120) days after the earlier of (i) the date CRIL receives written notice from the Non Disposing Party that the Non Disposing Party declines to exercise his purchase rights hereunder (provided, however, if CRIL receives such written notice from the Non Disposing Party within thirty (30) days after receiving the notice of intended sale from the Disposing Party, for purposes of this provision, the date CRIL receives written notice from the Non Disposing Party that the Non Disposing Party declines to exercise his purchase rights hereunder shall be deemed to be thirty (30) days after the actual date of receipt) or (ii) the expiration of the aforementioned one hundred fifty (150) day period, CRIL shall deliver to the Disposing Party and the Non Disposing Party a written election to purchase all (but no less than all) of the offered V2 Units.

          (c) If CRIL does not exercise its purchase rights with respect to all (and not less than all) of the offered V2 Units within the aforementioned one hundred twenty (120) day period as provided in Section 4.4(b), the Disposing Party may, at any time during the one hundred eighty (180) day period commencing on the earlier of (i) the date the Disposing Party receives written notice from CRIL that CRIL declines to exercise its purchase rights hereunder or (ii) the expiration of the aforementioned one hundred twenty (120) day period, Transfer the offered V2 Units to any Person at or above the price in the same form of consideration and on substantially the same other terms of sale as set forth in the Disposing Party's notice of intended sale. If such Transfer is not consummated within the aforementioned one hundred eighty (180) day period by the Disposing Party, the offered V2 Units shall again be subject to be offered for sale to the Non Disposing Party and CRIL under the provisions of this Section 4.4.

          (d) Notwithstanding anything to the contrary in this Agreement, the provisions of this Section 4.4 shall be subject to, and preempted by, the provisions of Article III.

          4.5 Restrictions Applicable to Third Party Transferees. Each Third Party Transferee shall be subject to all of the provisions of this Article 4 and shall make no further Transfers other than as permitted in this Article 4. As a condition to the effectiveness of any Transfer of Veqtor Units or V2 Units to any Third Party Transferee, such Third Party Transferee shall execute a counterpart to this Agreement.

          Article 5. Management of Veqtor.

          5.1 Voting Agreement. In the event that at any time, as a result of any of the transactions contemplated by Articles 2, 3 or 4 hereof or otherwise, V2 and CRIL do not hold the same number of Veqtor Units, then, notwithstanding anything to the contrary in the Veqtor LLC Agreement, all matters to be determined by V2 and CRIL as the managing members of Veqtor shall be determined as between V2 and CRIL by an affirmative vote of a majority of the Veqtor Units then held by V2 and CRIL, and V2 and CRIL shall be bound to act on such matter



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as managing members in the manner determined by such vote. No Permitted
Transferee or Third Party Transferee shall be entitled to be appointed , or otherwise act as, a managing member of Veqtor.

          5.2 Nomination of Capital Trust Trustees. Notwithstanding anything to the contrary in the Veqtor LLC Agreement, as long as V2 and CRIL hold the same number of Veqtor Units, each shall be entitled to direct the nomination of an equal number of trustees/directors of Capital Trust, and if Veqtor shall be entitled to nominate an odd number of trustees/directors, V2 and CRIL shall jointly select one of the trustee/director nominees. In the event that at any time, as a result of any of the transactions contemplated by Articles 2, 3 or 4 hereof or otherwise, V2 and CRIL do not hold the same number of Veqtor Units, then, notwithstanding anything to the contrary in the Veqtor LLC Agreement, V2 and CRIL each shall be entitled to direct the nomination of a number of trustees/directors equal to their relative percentage holdings of Veqtor Units multiplied by the total number of trustees/directors which Veqtor is then entitled to nominate (rounded to the nearest whole number). V2 and CRIL shall cause Veqtor to, and Veqtor shall, vote all shares of beneficial interest, capital stock or other securities of Capital Trust entitled to vote held by Veqtor, or over which Veqtor has voting control, and take all other necessary or desirable actions within Veqtor's control, to effect the nomination and election of trustee/director nominees selected by V2 and/or CRIL as provided in this
Section 5.3.

          Article 6. Representations and Warranties.

          6.1 General. Each party hereto, individually and not jointly, hereby represents, warrants and covenants to the remaining parties as follows: (a) such party has full authority and power under its governing limited liability company or limited partnership agreement or comparable document to enter into this Agreement (and, in the case of individuals, such individual has full capacity to execute, deliver and perform this Agreement); (b) this Agreement constitutes the valid and binding obligation of such party except (i) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (ii) the application of equitable principles, whether applied by a court of equity or law; and (c) the execution, delivery and performance by such party of this
Agreement: (i) does not and will not violate any laws, rules or regulations of the United States or any state or other jurisdiction applicable to such party, or require such party to obtain any approval, consent or waiver of, or to make any filing with, any Person that has not been obtained or made; and (ii) does not and will not result in a breach of, constitute a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award to which such party is a party or by which the property of such party is bound or affected, or result in the creation or imposition of any mortgage, pledge, lien, security interest or other charge or encumbrance on any of the assets or properties of such party. No Holder shall enter into any agreement or other arrangement of any kind with any Person with respect to Veqtor Units or V2 Units inconsistent with the provisions of this Agreement or which may impair its ability to comply with this Agreement.

          6.2 Upon Transfer. Whenever a Person (the "Transferor") Transfers any Veqtor Units or V2 Units to any other Person, other than a Permitted Transferee of the Transferor, (the "Transferee") pursuant to any provision of Article 3 or
Article 4 of this Agreement: (a) the Transferor shall be deemed to represent and warrant to the Transferee at the time of Transfer



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that the Transferor owns beneficially and of record all right, title and interest in and to the Veqtor Units or V2 Units being Transferred, free and clear of all Claims, other than any Claims arising under this Agreement, the DOT or the Veqtor LLC Agreement; and (b) the Transferor shall Transfer to the Transferee all right, title and interest in and to the Veqtor Units or V2 Units, as the case may be, free and clear of all Claims, other than any Claims arising under this Agreement, the DOT or the Veqtor LLC Agreement.

          Article 7. Miscellaneous.

          7.1 No Assignment. Except as set forth in this Agreement, a party may not assign its rights or delegate its obligations hereunder.

          7.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficient if in writing and delivered by hand or sent by facsimile, or sent, postage prepaid, by registered, certified or express-mail, or by recognized overnight air courier service and shall be deemed given when so delivered by hand or facsimile, or if mailed or sent by over night courier service, on the fifth (5) business day after mailing (one business day in the case of express mail or overnight courier service) to the parties at the following addresses:

          (a)  If to Veqtor:

               To V2 and CRIL at the addresses indicated below.

          (b)  If to V2, Klopp or Hatkoff:

               c/o Victor Capital Group, L.P.
               885 Third Avenue, 12th Floor
               New York, New York 10002
               Attention:  John R. Klopp and Craig Hatkoff
               Facsimile:  212.593.0316

               with a copy to:

               Battle Fowler LLP
               East 55th Street
               New York, New York 10022
               Attention: Thomas E. Kruger
               Facsimile:  212.856.7815

          (c)  If to CRIL:

               c/o Equity Group Investments, Inc.
               Two North Riverside Plaza, 7th Floor
               Chicago, Illinois 60606
               Attention: Gary R. Garrabrant
               Facsimile:  312.454.0157



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          with a copy to:

          Rosenberg & Liebentritt, P.C.
          Two North Riverside Plaza
          Suite 1600
          Chicago, Illinois  60606
          Attention:  Alisa M. Singer
          Facsimile:  312.454.0335

or to such other address as a party may instruct by notice to the other parties hereto in accordance with this Section 7.2.

          7.3 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          7.4 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

          7.5 Remedies. The parties acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to any court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief.

          7.6 Entire Agreement. This Agreement including the other documents referred to herein embodies the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and, when executed by the parties hereto, supersedes all prior agreements and communications, either oral or in writing, among the parties hereto with respect to the subject matter contained herein. None of the Holders shall have any power to legally bind the other Holders, except as specifically provided in this Agreement.

          7.7 Waiver. Any failure by a party hereto to comply with any obligation, agreement or condition herein may by waived only be a written instrument executed by each party adversely affected by such failure to comply, with such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

          7.8 Amendments. This Agreement may be modified or amended only pursuant to a written instrument executed by the V2, Veqtor, CRIL, Klopp and Hatkoff.

          7.9 Variations in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent person or persons or entity or entities may require.


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          7.10 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the internal laws of the State of New York without giving effect to the conflicts of laws provisions of such jurisdiction.

          7.11 Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements executed and to be fully performed in such State, without giving effect to its choice of law provisions.



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          IN WITNESS WHEREOF, the undersigned have hereto set their hands as of the day and year first above written.


                            VEQTOR FINANCE COMPANY, LLC

                            By:   V2 Holdings LLC
                            Its:  Managing Member

                            By:   ___________________________
                            Its:

                            By:   CalREIT Investors Limited Partnership
                            Its:  Managing Member

                                  By:  SZ Investments, LLC
                                  Its: General Partner

                                       By:   Zell General Partnership, Inc.
                                       Its:  Managing Member


                                             By:______________________________
                                             Its:



                            V2 HOLDINGS LLC


                            By:_______________________________________________
                            Its:


                            CALREIT INVESTOR LIMITED PARTNERSHIP

                            By: SZ Investments, LLC
                                Its:  General Partner

                                      By:   Zell General Partnership, Inc.
                                      Its:  Managing Member


                                            By:_______________________________
                                            Its:


                            __________________________________________________
                            John R. Klopp


                            __________________________________________________
                            Craig M. Hatkoff



BUYSELL3.DOC